SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                       _______________

                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):
                     February 25, 2005

                         FLYi, Inc.
     (Exact Name of Registrant as Specified in Charter)

    Delaware               0-21976                 13-3621051

 State or Other         Commission File           IRS Employer
Jurisdiction of             Number             Identification No.
 Incorporation


   45200 Business Court, Dulles, VA                  20166
   (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:
                       (703) 650-6000


                             N/A
    (Former Name or Former Address, if Changed Since Last
                           Report)

Item 9.01   Results of Operations and Financial Condition.

On February 25, 2005, FLYi, Inc. (NASDAQ/NM: FLYI) issued a news release concerning its fourth quarter and full year
2004 earnings. (See Exhibit 99 attached).

This filing on Form 8-K contains forward-looking statements and is made as of February 25, 2005, and the Company undertakes no obligation to update its disclosures, whether as a result of developments in its efforts, or as a result of any other new information, future events, changed expectations or otherwise, prior to its next required filing with the Securities and Exchange Commission. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in such forward-looking statements. Such risks and uncertainties include, among others: the ability of the Company to effectively implement its low-fare business strategy utilizing regional jets and Airbus aircraft, and to compete effectively as a low-fare carrier, including passenger response to the Company's new service, and the response of competitors with respect to service levels and fares in markets served by the Company; the ability to expand the Company's customer base through third party distribution services; the ability to successfully and timely complete the acquisition of its Airbus aircraft, and to successfully integrate these aircraft into its fleet; the effects of high fuel prices on the Company; the ongoing deterioration in the industry's revenue environment; and general economic and industry conditions; and other risk factors that are more fully disclosed under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2003, its Quarterly Report Form 10-Q for the period ended September 30, 2004 and in subsequently filed Forms 8-K.


SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FLYi, Inc.



Date:  February 28, 2005           By:  /S/ David W. Asai
                                   David W. Asai
                                   Vice President, Controller
                                   and Chief Accounting Officer